SCHEDULE 14A INFORMATION

            PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                    SECURITIES EXCHANGE ACT OF 1934
                     (Amendment No. ______________)


Filed by the Registrant    /X/
Filed by a party other than the Registrant   / /

Check the appropriate box:
/ /  Preliminary proxy statement
/ / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
/x/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                             ADEPT TECHNOLOGY, INC.
            ------------------------------------------------
            (Name of Registrant as Specified in Its Charter)


  ------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) or Schedule 14A

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1)  Title of each class of securities to which transactions applies:

     -----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transactions applies:

     -----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

     -----------------------------------------------------------------------

     (5)  Total fee paid:

     -----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     -----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

     -----------------------------------------------------------------------

     (3)  Filing party:

     -----------------------------------------------------------------------

     (4)  Date filed:

     -----------------------------------------------------------------------

                            ADEPT TECHNOLOGY, INC.

                                  ----------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD NOVEMBER 21, 1996

TO THE SHAREHOLDERS:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Adept Technology, Inc., a California corporation (the "Company"), will be held on Thursday, November 21, 1996 at 9:00 a.m. local time, at the Santa Clara Marriott, 2700 Mission College Boulevard, Santa Clara, California 95054 for the following purposes:

         1. To elect four (4) directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

         2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending June 30, 1997.

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on October 8, 1996 are entitled to notice of and to vote at the meeting.

   All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she has returned a Proxy.

                                           Sincerely,
                                           Bruce E. Shimano
                                           Secretary

San Jose, California
October 25, 1996

                           YOUR VOTE IS IMPORTANT.

--------------------------------------------------------------------------------
  IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO
       COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE
                     AND RETURN IT IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

                            ADEPT TECHNOLOGY, INC.

                                  ----------

                           PROXY STATEMENT FOR 1996
                        ANNUAL MEETING OF SHAREHOLDERS

                INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

   The enclosed Proxy is solicited on behalf of the Board of Directors of Adept Technology, Inc., a California corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held Thursday, November 21, 1996 at 9:00 a.m. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Santa Clara Marriott, 2700 Mission College Boulevard, Santa Clara, California 95054. The Company's principal executive offices are located at 150 Rose Orchard Parkway, San Jose, California 95134 and its telephone number at that location is
(408) 432-0888.

   These proxy solicitation materials and the Annual Report to Shareholders for the fiscal year ended June 30, 1996, including financial statements, were first mailed on or about October 25, 1996 to all shareholders entitled to vote at the meeting.

RECORD DATE

   Shareholders of record at the close of business on October 8, 1996 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 7,956,995 shares of the Company's Common Stock, no par value, were issued and outstanding and held of record by 480 shareholders.

REVOCABILITY OF PROXIES

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

   Each shareholder is entitled to one vote for each share of Common Stock held by such shareholder on the Record Date. Every shareholder voting for the election of directors (Proposal One) may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares that such shareholder is entitled to vote, or distribute such shareholder's votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than four candidates. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting, prior to the voting, of the intention to cumulate the shareholder's votes. On all other matters, each share of Common Stock has one vote. A quorum comprising the holders of a majority of the outstanding shares of Common Stock on the Record Date must be present or represented for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum for the transaction of business.

   This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

   Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 1997 Annual Meeting of Shareholders must be received by the Company no later than June 27, 1997 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                 PROPOSAL ONE

                            ELECTION OF DIRECTORS

NOMINEES

   A board of four (4) directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's four nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The term of office for each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been elected and qualified.

VOTE REQUIRED

   If a quorum is present and voting, the four nominees receiving the highest number of affirmative votes will be elected to the Board of Directors. Abstentions and broker non-votes are not counted in the election of directors.

NOMINEES

   The names of the nominees and certain information about them are set forth below:

                                                                        DIRECTOR
    NAME OF NOMINEE      AGE          POSITION WITH THE COMPANY          SINCE
---------------------- ----- ----------------------------------------- ---------
Brian R. Carlisle  ....  45  Chairman of the Board and Chief Executive   1983
                              Officer
Bruce E. Shimano ......  47  Vice President, Research and Development,   1983
                              Secretary and Director
Cary R. Mock (1)(2)  ..  53  Director                                    1990
John E. Pomeroy (1)(2)   54  Director                                    1994

----------
(1) Member of Audit Committee.
(2) Member of Compensation Committee.

   There is no family relationship between any director or executive officer of the Company.

   Brian R. Carlisle has served as the Company's Chief Executive Officer and Chairman of the Board of Directors since he co-founded the Company in June 1983. From June 1980 to June 1983, he served as General Manager and from June 1977 to June 1980, he served as project manager of the West Coast Division of Unimation, Inc. ("Unimation"), where he was responsible for new product strategy and development for Unimation's electric robots, control systems, sensing systems and other robotics applications. Mr. Carlisle received a B.S. and an M.S. in mechanical engineering from Stanford University.

   Bruce E. Shimano has served as the Company's Vice President, Research and Development, Secretary, and as a director since he co-founded the Company in June 1983. Prior to that time, he was Director of Software Development at Unimation. Mr. Shimano received a B.S., an M.S. and a Ph.D. in mechanical engineering from Stanford University.

   Cary R. Mock has served as a director of the Company since December 1990. Since January 1996, Mr. Mock has served as a financial advisor specializing in acquisitions and related corporate development activities. From October 1983 to December 1996, Mr. Mock served as Director of Acquisitions and Divestitures for Westinghouse Electric Corporation, having served in other positions with Westinghouse Electric Corporation since joining the company in 1964. Mr. Mock received a B.S. in electric engineering from Massachusetts Institute of Technology and an M.B.A. from the State University of New York at Buffalo.

   John E. Pomeroy has served as a director of the Company since August 1994. Since May 1987, Mr. Pomeroy has served as President and Chief Executive Officer of Dover Technologies, a subsidiary of Dover Corporation and a manufacturer of production equipment for printed circuit board assembly. Mr. Pomeroy received a B.S. in electrical engineering from Purdue University.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL FOUR NOMINEES LISTED ABOVE.

BOARD MEETINGS AND COMMITTEES

   The Board of Directors of the Company held a total of five meetings during fiscal 1996. No director attended fewer than 75% of the aggregate of (i) the number of meetings of the Board of Directors and (ii) the number of meetings of the committees thereof, if any, upon which such director served. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors has no nominating committee or any other committee performing such functions.

   The Audit Committee, which consisted of Mr. Mock and Wendell G. Van Auken during fiscal 1996, is responsible for overseeing actions taken by the Company's independent auditors and reviewing the Company's internal financial procedures and controls. The Audit Committee met once during fiscal 1996.

   The Compensation Committee, which consisted of Messrs. Mock and Pomeroy during fiscal 1996, is responsible for determining salaries, incentives and other forms of compensation for directors, officers and other employees of the Company and administering various incentive compensation and benefit plans. The Compensation Committee met five times during fiscal 1996.

                                 PROPOSAL TWO

             RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 1997, and recommends that shareholders vote for ratification of such appointment. Notwithstanding the selection, the Board of Directors, in its discretion, may direct the appointment of new independent auditors at any time during the year, if the Board of Directors feels that such a change would be in the best interests of the Company and its shareholders. In the event of a negative vote on ratification, the Board of Directors will reconsider its selection.

   Ernst & Young LLP has audited the Company's financial statements annually since 1984. Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

   THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of October 8, 1996 as to (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director, (iii) each of the executive officers named in the Summary Compensation Table below and (iv) all directors and executive officers as a group.

                                                  COMMON STOCK     APPROXIMATE
           FIVE PERCENT SHAREHOLDERS,             BENEFICIALLY     PERCENTAGE
    DIRECTORS AND CERTAIN EXECUTIVE OFFICERS         OWNED          OWNED (1)
----------------------------------------------- -------------- -----------------
J.P. Morgan & Co., Incorporated (2) ............      787,100        9.9%
     60 Wall Street
     New York, NY 10260
Newtek Ventures II, L.P. (3) ...................      534,944        6.7%
     500 Washington, Suite 720
     San Francisco, CA 94111
State of Wisconsin Investment Board (4)  .......      527,100        6.6%
     P.O. Box 7842
     Madison, WI 53707
Westinghouse Holdings Corporation ..............      398,102        5.0%
     314 West 90th Street
     Minneapolis, MN 55420
Brian R. Carlisle (5) ..........................      305,096        3.8%
Bruce E. Shimano (6) ...........................      279,860        3.5%
Charles S. Duncheon(7) .........................      119,379        1.5%
James E. Kuhl(8) ...............................       40,046          *
Richard J. Casler, Jr. (9) .....................       27,489          *
John E. Pomeroy (10) ...........................        3,020          *
Cary R. Mock ...................................           --          --
All directors and executive officers as a group
     (8 persons) (11) ..........................      774,890        9.5%

----------
* Less than 1%
 (1) Applicable percentage ownership is based on 7,956,995 shares of Common Stock outstanding as of October 8, 1996 together with applicable options for the shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after October 8, 1996, are deemed outstanding for computing the percentage ownership of the person holding the options, but are not deemed outstanding for computing the percentage of any other person.
 (2) Reflects ownership as reported on Schedule 13G dated March 29, 1996 filed with the Securities and Exchange Commission. J.P. Morgan & Co., Incorporated has sole dispositive power as to all of these shares and has sole voting power as to 482,800 of such shares.
 (3) Peter Wardle is a general partner of Newtek Associates II, L.P., the general partner of Newtek Ventures II, L.P. ("Newtek"), and may be deemed to share voting and investment power as to the shares owned by Newtek.
 (4) Reflects ownership as reported on Schedule 13G filed with the Securities and Exchange Commission on February 2, 1996. State of Wisconsin Investment Board has sole dispositive power and sole voting power as to all of these shares.
 (5) Includes 58,333 shares of Common Stock which may be acquired upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of October 8, 1996. Mr. Carlisle is Chairman of the Board and Chief Executive Officer of the Company.

 (6) Includes 41,770 shares of Common Stock which may be acquired upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of October 8, 1996 and 10,000 shares held by Mr. Shimano as custodian for his children under the California Uniform Transfers to Minors Act. Mr. Shimano is Vice President, Research and Development, Secretary and a director of the Company.
 (7) Includes 33,671 shares of Common Stock which may be acquired upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of October 8, 1996 and 4,500 shares held by Mr. Duncheon's wife. Mr. Duncheon is Senior Vice President, Marketing and Sales of the Company.
 (8) Includes 39,403 shares of Common Stock which may be acquired upon exercise of stock options which are exercisable or will become exercisable within 60 days of October 8, 1996.
 (9) Includes 26,965 shares of Common Stock which may be acquired upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of October 8, 1996.
(10) Includes 3,020 shares of Common Stock which may be acquired upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of October 8, 1996.
(11) Includes 228,343 shares of Common Stock which may be acquired upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of October 8, 1996.

                   EXECUTIVE COMPENSATION AND OTHER MATTERS

EXECUTIVE COMPENSATION

   The following Summary Compensation Table sets forth certain information regarding the compensation of the Chief Executive Officer of the Company and the other four most highly compensated executive officers of the Company for services rendered in all capacities to the Company for the fiscal years ended June 30, 1996 and 1995.

                          SUMMARY COMPENSATION TABLE


                                                                  LONG-TERM
                                                                 COMPENSATION
                                                               --------------
                                                                    AWARDS
                                                               --------------
                                                  ANNUAL          NUMBER OF
                                             COMPENSATION (1)     SECURITIES
                                   FISCAL --------------------   UNDERLYING     ALL OTHER
   NAME AND PRINCIPAL POSITION      YEAR     SALARY   BONUS (2)    OPTIONS     COMPENSATION
-------------------------------- -------- ---------- --------- --------------  ------------
Brian R. Carlisle ...............   1996    $210,000   $25,000        --        $19,550(4)
  Chairman of the Board and Chief   1995     200,769    25,000        --         13,294(3)
  Executive Officer

Charles S. Duncheon .............   1996     166,132    70,000        --         13,586(4)
  Senior Vice President,            1995     158,246    63,968      1,250        18,125(3)
  Marketing and Sales

Bruce E. Shimano ................   1996     160,677    15,000        --         14,572(4)
  Vice President, Research and      1995     153,016    17,075     12,789        12,789(3)
  Development and Secretary

James E. Kuhl ...................   1996     150,000     2,000      6,750        10,738(4)
  Vice President, Operations        1995     135,220     2,610      6,750         9,847(3)

Richard J. Casler ...............   1996     136,000    29,000      6,250         9,171(4)
  Vice President, Engineering       1995     124,818    15,444      1,250        40,581(3)

----------
(1) Other than salary and bonus described herein, the Company did not pay the persons named in the Summary Compensation Table any compensation, including incidental personal benefits, in excess of 10% of such executive officer's salary.

(2) Bonus compensation consists in part of (i) bonuses earned in fiscal 1995 and paid in fiscal 1996 of $25,000 for Mr. Carlisle, $28,764 for Mr. Duncheon, $17,075 for Mr. Shimano, $2,610 for Mr. Kuhl and $15,444 for Mr. Casler and commission income of $35,204 for Mr. Duncheon; and (ii) bonuses earned in fiscal 1996 and paid in fiscal 1997 of $25,000 for Mr. Carlisle, $6,370 for Mr. Duncheon, $15,000 for Mr. Shimano, $2,000 for Mr. Kuhl and $14,000 for Mr. Casler; and commission income of $63,630 for Mr. Duncheon. There are no arrangements with the executive officers pursuant to which bonuses are earned or paid, except as set forth under "Certain Transactions." Bonuses paid to the executive officers were determined by the Board of Directors in its discretion.

(3) Other compensation for fiscal year 1995 consists of (i) group term life excess premiums of $723 for Mr. Carlisle, $570 for Mr. Duncheon, $551 for Mr. Shimano, $487 for Mr. Kuhl and $449 for Mr. Casler; (ii) automobile allowances of $9,103 for Mr. Carlisle, $10,407 for Mr. Duncheon, $8,770 for Mr. Shimano, $8,736 for Mr. Kuhl and $9,643 for Mr. Casler; (iii) matching contributions of $624 by the Company under its 401(k) Plan for each of Messrs. Carlisle, Duncheon, Shimano and Kuhl; (iv) reimbursement of $29,999 of relocation expenses for Mr. Casler; (v) reimbursement of accrued interest on outstanding note obligations to the Company of $2,844 for each of Messrs. Carlisle and Shimano and $490 for Mr. Casler; and (vi) reimbursement of certain interest expenses for Mr. Duncheon totaling $6,524. The note obligations of Messrs. Carlisle and Shimano were incurred in connection with the purchase of Common Stock of the Company and were repaid in January 1996. The Company's interest expense reimbursements to Mr. Casler relate to note obligations of Mr. Casler to the Company that were repaid in June 1995. The Company's reimbursement of Mr.

                                        6

    Duncheon's interest expenses relates to a bank loan obtained by Mr. Duncheon. See "Certain Transactions."

(4) Other compensation for fiscal year 1996 consists of (i) group term life excess premiums of $755 for Mr. Carlisle, $592 for Mr. Duncheon, $953 for Mr. Shimano, $1,378 for Mr. Kuhl and $435 for Mr. Casler; (ii) automobile allowances of $13,894 for Mr. Carlisle, $12,370 for Mr. Duncheon, $8,736 for Mr. Shimano, $8,736 for Mr. Kuhl and $8,736 for Mr. Casler; (iii) matching contributions of $624 by the Company under its 401(k) Plan for each of Messrs. Carlisle, Duncheon, Shimano and Kuhl; and (iv) reimbursement of accrued interest on outstanding note obligations to the Company of $4,277 for each of Messrs. Carlisle and Shimano. The note obligations of Messrs. Carlisle and Shimano were incurred in connection with the purchase of Common Stock of the Company and were repaid in January 1996.

                      OPTION GRANTS IN FISCAL YEAR 1996

   The following table sets forth certain information regarding the grant of stock options to the persons named in the Summary Compensation Table during the fiscal year ended June 30, 1996.



                                                                                    POTENTIAL
                                                                                   REALIZABLE
                                           INDIVIDUAL GRANTS                    VALUE AT ASSUMED
                        -----------------------------------------------------      ANNUAL RATES
                          NUMBER OF    PERCENTAGE OF                             OF STOCK PRICE
                          SECURITIES   TOTAL OPTIONS                            APPRECIATION FOR
                          UNDERLYING    GRANTED TO     EXERCISE                  OPTION TERM(1)
                           OPTIONS     EMPLOYEES IN    PRICE PER   EXPIRATION -------------------
          NAME             GRANTED      FISCAL YEAR   SHARE(4)(5)     DATE        5%        10%
----------------------- ------------ --------------- ----------- ------------ --------- ---------
Brian R. Carlisle ......      --            --             --          --           --        --
Charles S. Duncheo  ....      --            --             --          --           --        --
Bruce E. Shimano .......      --            --             --          --           --        --
James E. Kuhl ..........   4,250(2)         *            $7.00       7/24/00     $18,710   $47,414
                           2,500(3)         *            $7.00       7/24/00      11,006    27,890
Richard J. Casler, Jr.     6,250(2)         *            $7.00       7/24/00      27,514    69,726

----------
*   Less than 1%
(1) Potential realizable value is based on the assumption that the Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the five year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimates of future stock price growth.

(2) Options were granted on July 24, 1995 and become exercisable as to 1/48th of the option shares each month commencing July 1, 1995, with full vesting occurring four years thereafter.

(3) Options were granted on July 24, 1995 and become exercisable as to 20% of the option shares each month commencing July 1, 1995, with full vesting occurring five years thereafter. On August 24, 1996, the Board of Directors accelerated the vesting of 2,100 of the option shares granted to Mr. Kuhl so that they are fully vested as of that date.

(4) Options were granted at an exercise price equal to the fair market value of the Company's Common Stock, as determined by the Board of Directors on the date of grant.

(5) Exercise price may be paid in cash, promissory note, by delivery of already-owned shares subject to certain conditions, or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                        FISCAL YEAR-END OPTION VALUES

   The following table sets forth certain information regarding the exercise of stock options in the last fiscal year by the persons named in the Summary
Compensation  Table and the value of options held by such individuals as of June
30, 1996.

                                                   NUMBER OF SECURITIES
                                                  UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED IN-THE-
                          SHARES                        OPTIONS AT             MONEY OPTIONS AT JUNE 30,
                         ACQUIRED                    JUNE 30, 1996(#)                 1996($)(2)
                            ON        VALUE   ----------------------------- -----------------------------
          NAME           EXERCISE  REALIZED(1)  EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
---------------------- ---------- ----------- ------------- --------------- ------------- ---------------
Brian R. Carlisle .....     9,250   $149,850     45,572         16,928        $  583,322     $216,678
Charles S. Duncheon ...    61,000    759,450     89,165         10,335         1,163,800      129,550
Bruce E. Shimano ......      --        --        45,572         16,928           583,222      216,678
James E. Kuhl .........      --        --        32,251         11,249           391,603      104,812
Richard J. Casler, Jr..      --        --        22,545          9,955           285,965       98,535

----------
(1) Market value of the Company's Common Stock at the exercise date minus the exercise price.

(2) Market value of the Company's Common Stock at fiscal year-end minus the exercise price.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

   The Company currently has no employment contracts with any of the executive officers listed in the Summary Compensation Table, and no compensatory plan or arrangement with such executive officers which are activated upon resignation, termination or retirement of any such executive officer upon a change in control of the Company.

COMPENSATION OF DIRECTORS

   No director currently receives any cash compensation for attendance at Board or committee meetings, except that directors will be reimbursed for travel and lodging expenses incurred in attending Board and committee meetings. Pursuant to an arrangement with the Company that expired at the Company's initial public offering in December 1995, Mr. Pomeroy received a fee of $1,000 for each Board or committee meeting he attended. Mr. Pomeroy received a total of $1,000 during fiscal 1996 under this arrangement. In addition, at the time he joined the Board of Directors in 1994, Mr. Pomeroy was granted an option to purchase 5,000 shares of the Company's Common Stock at an exercise price per share of $5.40, subject to monthly vesting over four years. The Company's 1995 Director Option Plan provides that options shall be granted to non-employee directors of the Company pursuant to an automatic nondiscretionary grant mechanism. On December 15, 1995, the effective date of the Company's initial public offering, each of the Company's non-employee directors was automatically granted an option to purchase 15,000 shares of the Company's Common Stock at an exercise price equal to the initial public offering price, which was $9.50 per share. In addition, upon joining the Board of Directors, each new non-employee director will automatically be granted an option to purchase 15,000 shares of Common Stock. Each non-employee director will subsequently be granted an option to purchase 3,000 shares of Common Stock at the first meeting of the Board of Directors following the annual meeting of shareholders beginning with the 1996 Annual Meeting of Shareholders. Each such option will be granted at the fair market value of the Common Stock on the date of grant. The initial options granted to non-employee directors will vest at a rate of 25% on the first anniversary date of grant and at a rate of 1/48th of the shares per month thereafter, and subsequent options granted to non-employee directors will become exercisable at a rate of 1/48th of the shares subject to such additional options on the monthly anniversary of the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The Compensation Committee consists of Messrs. Mock and Pomeroy. There are no
interlocking  relationships,   as  described  by  the  Securities  and  Exchange
Commission, between the Compensation Committee members.

REPORT OF COMPENSATION COMMITTEE

   The following is the report of the Compensation Committee describing the compensation policies and rationales applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the fiscal year ended June 30, 1996. The Report of the Compensation Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

   General. The responsibilities of the Compensation Committee are to administer the Company's various incentive plans, including the Company's 1993 Stock Plan and the 1995 Employee Stock Purchase Plan (the "Stock Plans") and to set
compensation policies applicable to the Company's executive officers. The Committee's fundamental policy is to offer the Company's executive officers competitive compensation opportunities based upon overall Company performance, their individual contribution to the financial success of the Company and their personal performance. It is the Committee's objective to have a substantial portion of each officer's compensation contingent upon the Company's performance, as well as upon such officer's own level of performance.
Accordingly,  each executive  officer's  compensation  package  comprises  three elements:  (i) base  salary,  which is  established  primarily  on the  basis of individual performance and market considerations; (ii) annual variable performance awards payable in cash and tied to the Company's achievement of financial performance goals and the executive's contribution; and (iii)
long-term stock-based incentive awards, which strengthen the mutuality of interests between the executive officers and the shareholders.

   Base Salary. Individual salaries are determined based on individual experience, performance and breadth of responsibility within the Company. The Compensation Committee reviews these factors for each executive officer each year. In addition, the Compensation Committee considers executive officers' salaries for relative competitiveness within the Company's industry.

   Commissions and Bonuses. The Company has established a bonus plan for its executive officers. The bonus plan for the fiscal year ended June 30, 1996 was based on achieving certain levels of operating profit to create a bonus pool. Individual executive bonuses were paid from this pool and were determined by performance against goals. In addition, the Company had a sales commission plan for Mr. Duncheon. 40% of Mr. Duncheon's commission plan was based on gross margin dollars sold less expenses compared to the business plan, and 60% of the commission plan was based on performance against other sales and marketing objectives.

   Stock Options. The Stock Plans are long-term incentive plans for all employees. These plans are intended to align shareholder and employee interests by creating a direct link between long-term rewards and the value of the Company's shares. The Compensation Committee believes that long-term stock ownership by executive officers and all employees is an important factor in retaining valued employees and in achieving growth in share value. The options utilize vesting periods that encourage employees to continue in the employ of the Company. Because the value of an option bears a direct relationship to the Company's stock price, the Compensation Committee believes that options motivate executive officers and employees to manage the Company in a manner which will benefit all shareholders.

   The Stock Plans authorize the Compensation Committee to award stock options to employees at any time. The size of stock option grants is determined by a number of factors, including comparable grants to executive officers and employees by other companies which compete in the Company's industry, as well as the executive officer's relative position and responsibilities with the Company, the individual performance of the executive officer over the previous fiscal year and the anticipated contribution of the executive officer to the attainment of the Company's long-term strategic performance goals. The exercise price per share of each stock option is generally equal to the prevailing market value of a share of the Company's Common Stock on the date such option is granted. The Committee views stock option grants as an important component of its long-term, performance-based compensation philosophy.

   CEO  Salary.  The  compensation  of Brian R.  Carlisle,  President  and Chief
Executive Officer, consists of base salary, typically an annual bonus and occasionally incentive stock options. The Board of Directors periodically reviews Mr. Carlisle's base salary and bonus and revises his compensation based on the Board's overall evaluation of his performance toward the achievement of the Company's financial, strategic and other goals, with consideration given to competitive chief executive officer compensation information. The Compensation Committee believes that the Company's success is dependent in part upon the efforts of its Chief Executive Officer. In fiscal 1996, Mr. Carlisle earned a base salary of $210,000 as set by the Compensation Committee. He earned a bonus of $25,000 which was based on the Company achieving certain levels of operating profit. Mr. Carlisle was not granted any incentive stock options in fiscal 1996.

SECTION 162(m)

   The Board has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company's executive officers. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the executive officers named in the proxy statement, unless such compensation is performance-based. The Company has adopted a policy that, where reasonably practicable, the Company will seek to qualify the variable compensation paid to its executive officers for an exemption from the deductibility limitations of Section 162(m).


                                    Respectfully submitted by members of the Compensation Committee:


                                    John E. Pomeroy
                                    Cary R. Mock

PERFORMANCE GRAPH

[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T.]

                                      Total Cumulative Returns
                           ---------------------------------------------
                               12/15/95        06/30/96      9/13/96

Adept Technology, Inc.          100               147           84
Peer Group                      100                84           71
NASDAQ Stock Market-US          100               116          116




* This graph assumes that $100 was invested on December 15, 1995 in the Company's Common Stock and in the Nasdaq Stock Market--US Index and in a Peer Group and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.


   The stock price performance graph set forth above under the caption "Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

CERTAIN TRANSACTIONS

   In October 1989 the Company loaned Charles Duncheon, the Company's Senior Vice President, Marketing and Sales, an aggregate of $200,000 (the "Company Loan") pursuant to a Promissory Note Secured by Deed of Trust (the "Note"), bearing interest at the applicable Federal short term rate compounded semi-annually. Interest under the Note was payable annually but was forgiven on an annual basis so long as Mr. Duncheon remained an employee of the Company. The principal on the Note was to become due in 1996 but was also forgiven beginning in 1990 in annual increments of 8.333% of $200,000 for each 10% of annual sales exceeding the Company's annual fiscal budget. In August 1993 Mr. Duncheon borrowed funds under a bank loan to repay $175,000 then owing under the Company Loan. The Company agreed to pay Mr. Duncheon an annual bonus equal to the interest accrued and paid by Mr. Duncheon in the prior year in connection with the bank loan, and to make annual bonus payments to Mr. Duncheon of $25,000, until the earlier of (i) such time as the bonus payments on account of principal equaled the aggregate amount of the principal of the bank loan or (ii) such time as the Company consummated a public offering in which Mr. Duncheon sold stock in an amount sufficient to repay the bank loan in full. The Company's obligations with respect to Mr. Duncheon's bank loan terminated as of the closing of the Company's initial public offering in December 1995.

   All future transactions, including loans, between the Company and its officers, directors, principal shareholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during fiscal 1996 all executive officers and directors of the Company complied with all applicable filing requirements.

                                OTHER MATTERS

   The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                     THE BOARD OF DIRECTORS

Dated: October 17, 1996

                                                                      APPENDIX A
--------------------------------------------------------------------------------

PROXY                       ADEPT TECHNOLOGY, INC.                       PROXY
                     1996 ANNUAL MEETING OF SHAREHOLDERS
                              NOVEMBER 21, 1996

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The  undersigned   shareholder  of  ADEPT  TECHNOLOGY,   INC.,  a  California
corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated October 25, 1996, and hereby appoints Brian R. Carlisle and Betsy A. Lange, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1996 Annual Meeting of Shareholders of ADEPT TECHNOLOGY, INC. to be held on November 21, 1996 at 9:00 a.m. local time, at the Santa Clara Marriott, 2700 Mission College Boulevard, Santa Clara, California 95054 and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on other side:

                (Continued, and to be signed on the other side)

--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     [X] Please mark
                                                                                                                         your votes
                                                                                                                           as this


                                             WITHHOLD                                                    FOR     AGAINST    ABSTAIN
1. ELECTION OF DIRECTORS              FOR     FOR ALL      2.   PROPOSAL TO RATIFY THE  APPOINTMENT
                                                                OF   ERNST  &  YOUNG   LLP  AS  THE     [   ]     [   ]      [   ]
   IF YOU WISH TO WITHHOLD                                      INDEPENDENT AUDITORS OF THE COMPANY
   AUTHORITY TO VOTE FOR ANY         [   ]     [   ]            FOR THE FISCAL  PERIOD  ENDING JUNE
   INDIVIDUAL NOMINEE, STRIKE                                   30, 1997.
   A LINE THROUGH THAT NOMINEE'S
   NAME IN THE LIST BELOW:                                      and, in their discretion, upon such
                                                                other  matter or matters  which may
   Brian R. Carlisle, Bruce E. Shimano, Cary R. Mock,           properly come before the meeting or
   John E. Pomeroy                                              any   adjournment  or  adjournments
                                                                thereof.
   I PLAN TO ATTEND THE MEETING                [   ]
                                                                THIS   PROXY   WILL  BE   VOTED  AS
                                                                DIRECTED   OR,   IF   NO   CONTRARY
                                                                DIRECTION  IS  INDICATED,  WILL  BE
                                                                VOTED   FOR   THE    ELECTION    OF
                                                                DIRECTORS,  FOR THE RATIFICATION OF
                                                                THE  APPOINTMENT  OF  ERNST & YOUNG
                                                                LLP AS INDEPENDENT  AUDITORS AND AS
                                                                SAID PROXIES DEEM ADVISABLE ON SUCH
                                                                OTHER  MATTERS AS MAY PROPERLY COME
                                                                BEFORE THE MEETING.



Signature(s)                                                                                       Dated:                    , 1996
            --------------------------------------------------------------------------------             -------------------

(This Proxy  should be marked,  dated and signed by the  shareholder(s)  exactly as his or her name  appears  hereon,  and  returned promptly in the enclosed envelope.  Persons signing in a fiduciary capacity should so indicate.  If shares are held by joint tenants or as community property, both should sign.)

------------------------------------------------------------------------------------------------------------------------------------